[LOGO OF ZWEIG FUND ]

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:
Zweig Funds Shareholder Services
(800) 272-2700
zweig@virtus.com

            THE ZWEIG FUND, INC. DISCLOSES SOURCES OF DISTRIBUTION
                             - SECTION 19A NOTICE

NEW YORK, July 7, 2011 - The Board of Directors of The Zweig Fund, Inc. (NYSE:
ZF) declared a distribution of $0.090 per share to shareholders of record on July 11, 2011, payable July 18, 2011. The Fund has a Managed Distribution Plan to pay 10 percent of the Fund's net asset value ("NAV") on an annualized basis. The Board believes that regular, fixed cash payouts will enhance shareholder value and serve the long-term interests of shareholders.

The following is a required Section 19A notice:

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's Managed Distribution Plan.

This notice discloses information on the sources of the distribution as required by SEC Rule 19(a) of the Investment Company Act of 1940 and the Fund's SEC Exemptive Order under Section 19(b) as follows:

DISTRIBUTION ESTIMATES              JUNE 2011 (QTD)     YEAR-TO-DATE (YTD) /(1)/
----------------------           ---------------------  -----------------------
                                            Percentage              Percentage
                                 Per Share  of Current  Per Share   of Current
(Sources)                         Amount   Distribution  Amount    Distribution
---------                        --------- ------------ ---------  ------------
Net Investment Income             $0.001        1.1%     $0.001         0.5%
Net Realized Short-Term Capital
  Gains                               --        0.0%         --         0.0%
Net Realized Long-Term Capital
  Gains                               --        0.0%         --         0.0%
Return of Capital (or other
  Capital Source)                  0.089       98.9%      0.183        99.5%
TOTAL DISTRIBUTION                $0.090      100.0%     $0.184       100.0%

(1)YTD February 1, 2011 to January 9, 2012. (THE distribution paid on January 10, 2011 was reportable for tax on Form 1099 in 2010)

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Information regarding the Fund's performance and distribution rates is set forth below. Please note that all performance figures are based on the Fund's NAV and not the market price of the Fund's shares. Performance figures are not meant to represent individual shareholder performance.

                Average Annual Total Return on NAV for
                  the 5-year period ended June 30, 2011
                  /(2)/                                   3.47%
                Current Fiscal YTD Annualized
                  Distribution Rate /(3)/                10.03%

                YTD Cumulative Total Return on NAV /(4)/  4.14%
                YTD Cumulative Distribution Rate /(5)/    5.01%

(2)Average Annual Total Return on NAV is the annual compound return for the five year period. It reflects the change in the Fund's NAV and reinvestment of all distributions.
(3)Current Fiscal YTD Annualized Distribution Rate is the Cumulative Distribution Rate annualized as a percentage of the Fund's NAV as of June 30, 2011.
(4)YTD Cumulative Total Return on NAV is the percentage change in the Fund's NAV from January 1, 2011 to June 30, 2011, including distributions paid and assuming reinvestment of those distributions.
(5)YTD Cumulative Distribution Rate is the dollar value of distributions from January 1, 2011 to June 30, 2011 as a percentage of the Fund's NAV as of June 30, 2011.

   The Zweig Fund, Inc. is a closed-end fund with an investment objective of increasing capital primarily through investment in equity securities consistent with the preservation of capital and reduction of risk as determined by the fund's investment adviser. The Zweig closed-end funds are advised by Zweig Advisers LLC. For more information on the Fund, please contact Shareholder Services at 800.272.2700, by email at zweig@virtus.com, or visit us on the web at www.virtus.com.

ZF Cusip: 989834106
07/11

[LOGO OF ZWEIG FUND]

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:
Zweig Funds Shareholder Services
(800) 272-2700
zweig@virtus.com

            THE ZWEIG FUND, INC. DISCLOSES SOURCES OF DISTRIBUTION
                             - SECTION 19A NOTICE

NEW YORK, October 5, 2011 - The Board of Directors of The Zweig Fund, Inc. (NYSE: ZF) declared a distribution of $0.087 per share to shareholders of record on October 10, 2011, payable October 17, 2011. The Fund has a Managed Distribution Plan to pay 10 percent of the Fund's net asset value ("NAV") on an annualized basis. The Board believes that regular, fixed cash payouts will enhance shareholder value and serve the long-term interests of shareholders.

The following is a required Section 19A notice:

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's Managed Distribution Plan.

This notice discloses information on the sources of the distribution as required by SEC Rule 19(a) of the Investment Company Act of 1940 and the Fund's SEC Exemptive Order under Section 19(b) as follows:

  DISTRIBUTION ESTIMATES          SEPTEMBER 2011(QTD)   YEAR-TO-DATE (YTD) /(1)/
  ----------------------         ---------------------  -----------------------
                                            Percentage              Percentage
                                 Per Share  of Current  Per Share   of Current
  (Sources)                       Amount   Distribution  Amount    Distribution
  ---------                      --------- ------------ ---------  ------------
  Net Investment Income           $0.004        5.0%     $0.005         1.9%
  Net Realized Short-Term
    Capital Gains                  0.019       21.7%      0.019         7.0%
  Net Realized Long-Term
    Capital Gains                     --        0.0%         --         0.0%
  Return of Capital (or other
    Capital Source)                0.064       73.3%      0.247        91.1%
  TOTAL DISTRIBUTION              $0.087      100.0%     $0.271       100.0%

(1)YTD February 1, 2011 to January 9, 2012. (The distribution paid on January 10, 2011 was reportable for tax on Form 1099 in 2010)

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Information regarding the Fund's performance and distribution rates is set forth below. Please note that all performance figures are based on the Fund's NAV and not the market price of the Fund's shares. Performance figures are not meant to represent individual shareholder performance.

                Average Annual Total Return on NAV for
                  the 5-year period ended September 30,
                  2011 /(2)/                             -0.36%
                Current Fiscal YTD Annualized
                  Distribution Rate /(3)/                11.80%

               YTD Cumulative Total Return on NAV /(4)/  -10.49%
               YTD Cumulative Distribution Rate /(5)/      8.85%

(2)Average Annual Total Return on NAV is the annual compound return for the five year period. It reflects the change in the Fund's NAV and reinvestment of all distributions.
(3)Current Fiscal YTD Annualized Distribution Rate is the Cumulative Distribution Rate annualized as a percentage of the Fund's NAV as of September 30, 2011.
(4)YTD Cumulative Total Return on NAV is the percentage change in the Fund's NAV from January 1, 2011 to September 30, 2011,including distributions paid and assuming reinvestment of those distributions.
(5)YTD Cumulative Distribution Rate is the dollar value of distributions from January 1, 2011 to September 30, 2011 as a percentage of the Fund's NAV as of September 30, 2011.

   The Zweig Fund, Inc. is a closed-end fund with an investment objective of increasing capital primarily through investment in equity securities consistent with the preservation of capital and reduction of risk as determined by the fund's investment adviser. The Zweig closed-end funds are advised by Zweig Advisers LLC. For more information on the Fund, please contact Shareholder Services at 800.272.2700, by email at zweig@virtus.com, or visit us on the web at www.virtus.com.

ZF Cusip: 989834106
10/11

[LOGO OF ZWEIG FUND]

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:
Zweig Funds Shareholder Services
(800) 272-2700
zweig@virtus.com

            THE ZWEIG FUND, INC. DISCLOSES SOURCES OF DISTRIBUTION
                             - SECTION 19A NOTICE

NEW YORK, January 9, 2012 - The Board of Directors of The Zweig Fund, Inc. (NYSE: ZF) declared a distribution of $0.082 per share to shareholders of record on December 30, 2011, payable January 9, 2012. The Fund has a Managed Distribution Plan to pay 10 percent of the Fund's net asset value ("NAV") on an annualized basis. The Board believes that regular, fixed cash payouts will enhance shareholder value and serve the long-term interests of shareholders.

The following is a required Section 19A notice:

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's Managed Distribution Plan.

This notice discloses information on the sources of the distribution as required by SEC Rule 19(a) of the Investment Company Act of 1940 and the Fund's SEC Exemptive Order under Section 19(b) as follows:

  DISTRIBUTION ESTIMATES           DECEMBER 2011(QTD)   YEAR-TO-DATE (YTD) /(1)/
  ----------------------         ---------------------  -----------------------
                                            Percentage              Percentage
                                 Per Share  of Current  Per Share   of Current
  (Sources)                       Amount   Distribution  Amount    Distribution
  ---------                      --------- ------------ ---------  ------------
  Net Investment Income           $0.006        7.0%     $0.011         3.1%
  Net Realized Short-Term
    Capital Gains                  0.053       64.7%      0.072        20.4%
  Net Realized Long-Term
    Capital Gains                     --        0.0%         --         0.0%
  Return of Capital (or other
    Capital Source)                0.023       28.3%      0.270        76.5%
  TOTAL DISTRIBUTION              $0.082      100.0%     $0.353       100.0%

(1)YTD February 1, 2011 to January 9, 2012. (The distribution paid on January 10, 2011 was reportable for tax on Form 1099 in 2010)

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Information regarding the Fund's performance and distribution rates is set forth below. Please note that all performance figures are based on the Fund's NAV and not the market price of the Fund's shares. Performance figures are not meant to represent individual shareholder performance.

                Average Annual Total Return on NAV for
                  the 5-year period ended December 31,
                  2011 /(2)/                              0.53%
                Current Fiscal YTD Annualized
                  Distribution Rate /(3)/                10.83%

                YTD Cumulative Total Return on NAV /(4)/  -1.18%
                YTD Cumulative Distribution Rate /(5)/    10.83%

(2)Average Annual Total Return on NAV is the annual compound return for the five year period. It reflects the change in the Fund's NAV and reinvestment of all distributions.
(3)Current Fiscal YTD Annualized Distribution Rate is the Cumulative Distribution Rate annualized as a percentage of the Fund's NAV as of December 30, 2011.
(4)YTD Cumulative Total Return on NAV is the percentage change in the Fund's NAV from January 1, 2011 to December 31, 2011, including distributions paid and assuming reinvestment of those distributions.
(5)YTD Cumulative Distribution Rate is the dollar value of distributions from January 1, 2011 to December 31, 2011 as a percentage of the Fund's NAV as of December 30, 2011.

   The Zweig Fund, Inc. is a closed-end fund with an investment objective of increasing capital primarily through investment in equity securities consistent with the preservation of capital and reduction of risk as determined by the fund's investment adviser. The Zweig closed-end funds are advised by Zweig Advisers LLC. For more information on the Fund, please contact Shareholder Services at 800.272.2700, by email at zweig@virtus.com, or visit us on the web at www.virtus.com.

ZF Cusip: 989834106